UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2007

CITADEL BROADCASTING

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of principal executive offices)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tax Sharing and Indemnification Agreement

In connection with the consummation of the transactions contemplated by the Separation Agreement (defined in Item 2.01) and the Merger Agreement (defined in Item 2.01), Citadel (defined in Item 2.01), Disney (defined in Item 2.01) and ABC Radio (defined in Item 2.01) entered into a Tax Sharing and Indemnification Agreement (the “Tax Sharing and Indemnification Agreement”) dated as of June 12, 2007, that allocates (i) the responsibility for filing tax returns and preparing other tax-related information and (ii) the liability for payment and the benefit of refund or other recovery of taxes. The Tax Sharing and Indemnification Agreement also provides for certain additional representations, warranties, covenants and indemnification provisions relating to the preservation of the tax-free status of Disney’s internal restructuring and the distribution of ABC Radio common stock to the stockholders of Disney in the Spin-Off (defined in Item 2.01).

The following is a summary of the material terms and provisions of the Tax Sharing and Indemnification Agreement. This summary is qualified in its entirety by reference to the complete text of the Tax Sharing and Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the complete agreement in its entirety.

Tax Returns; Responsibility for Taxes

Disney will file or cause to be filed any tax return of or relating to ABC Radio or any of its subsidiaries (immediately after the Spin-Off) for any taxable period that begins on or before the completion of the Spin-Off, including a taxable period that begins on or before and ends after the completion of the Spin-Off (which the Tax Sharing and Indemnification Agreement refers to as a straddle period). Disney has the sole and exclusive responsibility for the preparation and filing of such tax returns. Disney will submit to Citadel and ABC Radio the relevant portion of any such tax return for their review and, in the case of an item of ABC Radio or a subsidiary that relates to the portion of a straddle period after the completion of the Spin-Off, their approval. Except in the case of tax returns for straddle periods, ABC Radio has the sole and exclusive responsibility for the preparation and filing of any tax returns relating to ABC Radio or any of its subsidiaries for taxable periods after the completion of the Spin-Off. ABC Radio will agree not to file, or to permit any of its subsidiaries to file, any amended income tax return of ABC Radio or any of its subsidiaries for a taxable period on or before completion of the Spin-Off or for a straddle period, unless reasonably requested by Disney, required by law or as a result of a final determination by the Internal Revenue Service (“IRS”).

Allocation and Payment of Taxes

Except as otherwise provided in the Tax Sharing and Indemnification Agreement, Disney will pay, and will indemnify and hold Citadel and its subsidiaries (including ABC Radio and its subsidiaries) harmless against, and will be entitled to all refunds of, (1) taxes of Disney and its subsidiaries (including ABC Radio and its subsidiaries) arising out of or attributable to any taxable period or portion thereof on or before the completion of the Spin-Off (including the pre-

Spin-Off portion of any straddle period) and (2) all taxes of Disney and its subsidiaries arising out of or attributable to any taxable period after the completion of the Spin-Off (including the post-Spin-Off portion of any straddle period). Except as otherwise provided in the Tax Sharing and Indemnification Agreement, ABC Radio will pay, and will indemnify and hold Disney and its subsidiaries harmless against, and will be entitled to all refunds of, taxes of ABC Radio and its subsidiaries arising out of or attributable to any taxable period or portion thereof after the completion of the Spin-Off (including the post-Spin-Off portion of any straddle period).

ABC Radio and its subsidiaries will make any election regarding any loss and credit carrybacks to eliminate or limit carryback of tax attributes, such as net operating losses, to a period on or before the completion of the Spin-Off. To the extent that no election is available to eliminate or limit any such carryback and such carryback is otherwise required by applicable law, Disney will remit to ABC Radio the net benefit of any refund that it receives that is attributable to such carryback.

In the event of any dispute with respect to the allocation of tax liability, the parties have agreed to certain dispute resolution mechanisms.

Representations and Covenants

The Tax Sharing and Indemnification Agreement contains certain tax representations and covenants regarding the Spin-Off and the Merger (defined in Item 2.01). In particular, ABC Radio, Disney and Citadel each represented to the others that it has examined all of the tax materials prepared in connection with obtaining the IRS rulings and the opinions of Disney’s and Citadel’s tax counsel required under the Merger Agreement, as well as the actual tax rulings and opinions, and that the facts and representations made in those rulings, opinions and other tax materials as to itself, to the best of its knowledge, are or will be correct and complete in all material respects. Each of ABC Radio, Disney and Citadel also represented to the others that it does not know of any reason, fact or circumstance that may cause the tax treatment of the contemplated transactions to be other than as described in the IRS rulings, the opinion of Disney’s tax counsel in connection with the internal restructuring and the Spin-Off and the opinions of Disney’s and Citadel’s counsel in connection with the Merger. In addition, Citadel made further representations and warranties to Disney and ABC Radio regarding the identity of the five-percent and ten-percent stockholders of Citadel. Disney made further representations to Citadel (i) to the effect that, based on certain assumptions, including the nonoccurrence of any distribution tainting act or restructuring tainting act, in each case, as discussed immediately below, neither the Spin-Off nor certain steps in the internal restructuring will be taxable under section 355(e) of the Internal Revenue Code and (ii) regarding the historic ownership by Disney of ABC Radio and its subsidiaries.

Citadel agreed to certain limitations on future actions by it and its subsidiaries, and, in some cases, agreed to use reasonable best efforts to limit actions by its non-subsidiary affiliates, including the principal Citadel stockholders and Farid Suleman, Citadel’s chairman and chief executive officer. In each case, the limitations relate ultimately to actions or failures to take required actions by Citadel or its subsidiaries or affiliates that would jeopardize the tax-free status of the Spin-Off, which actions we refer to as distribution tainting acts, or the tax-free status of the transactions associated with Disney’s internal restructuring, which actions we refer to as restructuring tainting acts, and require Citadel to refrain from taking certain actions, and to take certain other actions, in order to preserve the tax-free status of the internal restructuring and the Spin-Off. The principal limitations on Citadel’s actions, before and after the Merger, include:

•

generally, not taking or permitting any of its subsidiaries to take, and using reasonable best efforts to prevent any of its affiliates from taking, any distribution tainting act; provided that, for all purposes of the Tax Sharing and Indemnification Agreement, a distribution tainting act generally will not include (i) any action taken by ABC Radio or any of its affiliates prior to the Merger, (ii) an action that is required to be taken pursuant to the terms of the Merger Agreement and related agreements, (iii) an action taken at the request of Disney to mitigate the adverse effects on the tax-free status of the transactions of a breach of representations or covenants on the part of Disney or ABC Radio prior to the Spin-Off, (iv) any conversion of a convertible bond, vesting of restricted stock or restricted stock units of Citadel or exercise of a Citadel employee option, to the extent that the converted or exercised instrument was taken into account in calculating the number of Citadel shares outstanding under the Merger Agreement, (v) any exercise of a Disney stock option that is converted into a Citadel stock option, (vi) any action, to the extent that there has been a final determination that a previous Disney action has already caused the Spin-Off to be treated other than as a tax-free transaction, (vii) any action expressly permitted by a valid IRS ruling on which Disney is entitled to rely, (viii) any action for which ABC Radio or Citadel has received prior written approval from Disney and (ix) any conversion of Citadel’s convertible subordinated notes, to the extent that Disney has made the election provided in the definition of Citadel diluted shares outstanding contained in the Merger Agreement;

•

generally, not taking or permitting any of its subsidiaries to take, and using reasonable best efforts to prevent any of its affiliates from taking, any restructuring tainting act; provided that, for all purposes of the Tax Sharing and Indemnification Agreement, a restructuring tainting act generally will not include (i) any action taken by ABC Radio or any of its affiliates prior to the Merger, (ii) an action that is required to be taken pursuant to the terms of the Merger Agreement and related agreements, (iii) an action taken at the request of Disney to mitigate the adverse effects on the tax-free status of the transactions of a breach of representations or covenants on the part of Disney or ABC Radio prior to the Spin-Off, (iv) any conversion of a convertible bond, vesting of restricted stock or restricted stock units of Citadel or the exercise of a Citadel employee stock option, to the extent that the converted or exercised instrument was taken into account in calculating the number of Citadel shares outstanding under the Merger Agreement, (v) any exercise of a Disney stock option that is converted into a Citadel stock option, (vi) any action, to the extent there has been a final determination that a previous Disney action has already caused the internal restructuring to be treated other than as a tax-free transaction, (vii) any action expressly permitted by a valid IRS ruling on which Disney is entitled to rely, (viii) any action for which ABC Radio or Citadel has received prior written approval from Disney, (ix) certain actions taken by Citadel in the ordinary course of operating radio stations and a radio network (including programming changes, decisions regarding personnel, sales of advertising, acquisitions for cash or debt and certain types of straight (non-equity-linked) debt financing), not otherwise precluded by the specific restrictions described below and (x) any conversion of Citadel’s convertible subordinated notes to the extent that Disney has made the election provided in the definition of Citadel diluted shares outstanding contained in the Merger Agreement;

•	generally, continuing to engage in the business of operating radio stations and networks and using a significant portion of ABC Radio’s historic assets in that business;

•

generally, for two years after the completion of the Spin-Off, not taking or permitting any of its subsidiaries to take an action or fail to take a required action that, in each case, might constitute a distribution tainting act or a restructuring tainting act, without obtaining the prior written consent of Disney;

•

for two years after the completion of the Spin-Off, not entering into any agreement, understanding or arrangement or engaging in any substantial negotiations with respect to any transaction involving the acquisition of Citadel stock or the issuance of shares of Citadel stock, or options to acquire or other rights in respect of such stock, and Citadel’s affiliates not doing any of the foregoing, unless, generally, pursuant to options, convertible debt or other arrangements that are outstanding immediately following the Merger or Citadel issues the shares to qualifying Citadel employees or retirement plans, each in accordance with “safe harbors” under regulations issued by the IRS;

•	for two years after the completion of the Spin-Off, not entering into any joint venture that involves any ABC Radio asset or business; and

•

for two years after the completion of the Spin-Off, (i) causing the ABC Radio subsidiary that owns and operates at the time of the completion of the Spin-Off certain radio stations and radio network businesses identified by Disney to continue to own directly and to operate those businesses and (ii) generally, not entering into any agreement, understanding or arrangement or engaging in any substantial negotiations with respect to any transaction that would alter the ownership or tax character of those subsidiaries or that would cause Citadel’s direct or indirect ownership of those subsidiaries to be less than 100%.

Nevertheless, Citadel will be permitted to take any of the actions described above in the event that Disney has granted its prior written approval. Disney will use its reasonable best efforts to cooperate with Citadel and ABC Radio to obtain any IRS ruling or opinion of counsel needed to gain such approval.

Neither Citadel nor ABC Radio will apply for any modification to the rulings obtained from the IRS without the prior approval of Disney. Citadel and ABC Radio also will use their reasonable best efforts to cooperate with Disney in obtaining any additional IRS rulings or opinions of counsel with respect to the transactions contemplated by the Merger and separation agreements. Citadel and ABC Radio will use their reasonable best efforts to cooperate with Disney to mitigate any adverse effects to the tax-free status of such transactions caused by a breach by ABC Radio or Disney prior to the Merger of a tax-related representation or covenant, provided that Citadel need not take any action if the cooperation would adversely affect Citadel or ABC Radio unless the adverse impact is monetary and Disney compensates Citadel for such adverse impact.

Indemnification

Notwithstanding the general provisions described above for the division of responsibility for taxes between Citadel and Disney, if Citadel or any of its subsidiaries or affiliates takes any action that constitutes a distribution tainting act or restructuring tainting act, and, as a result, there is a final determination that the Spin-Off or one or more of Disney’s internal restructuring transactions, as the case may be, does not qualify as a tax-free transaction, which we refer to collectively as a Citadel tainting act, then Citadel will be obligated to indemnify, defend and hold harmless Disney and its subsidiaries (or any successor to any of them) from and against any and all taxes and other costs and liabilities incurred by Disney or any of its affiliates as a result thereof (including any taxes imposed as a result of the receipt of any indemnification payment). For this purpose, affiliates of Citadel include (i) each of the principal Citadel stockholders, (ii) Farid Suleman, (iii) any controlling stockholder of Citadel (meaning, generally, any person that holds 5% or more of the stock of Citadel and participates in its management) and (iv) any person that is a member of a “coordinating group” with a controlling stockholder of Citadel (meaning, generally, any person whose investment decisions with respect to Citadel stock are made in formal or informal coordination with a controlling stockholder).

If any person that is a stockholder of Citadel, but is not a controlling stockholder of Citadel prior to taking the action described in this sentence, acquires Citadel stock or otherwise takes an action with respect to the stock of ABC Radio or Citadel as the parent of ABC Radio, and that action causes either the Spin-Off or certain distributions that are elements of the internal restructuring to be taxable to Disney under section 355(e) or section 355(f) of the Internal Revenue Code, then Disney will bear 90%, and Citadel will bear 10%, of any resulting tax and associated costs and liabilities.

If a Citadel tainting act, taken together with any of certain specified actions taken by Disney, causes the Spin-Off or one or more of the internal restructuring transactions, as the case may be, to fail to qualify as a tax-free transaction, but the Citadel tainting act would not have caused the Spin-Off or internal restructuring transaction to be other than tax-free in the absence of the Disney action, then Disney will bear 90%, and Citadel will bear 10%, of any resulting tax and associated costs and liabilities.

If any representation made by Disney in the Tax Sharing and Indemnification Agreement is untrue, and as a result, there is a final determination that the Spin-Off or one or more of the internal restructuring transactions fails to qualify for tax-free treatment, then Disney will indemnify Citadel and its subsidiaries to the extent that the IRS or any other taxing authority successfully seeks recourse against Citadel.

Cooperation

Each party will cooperate in the filing of tax returns and the conduct of any audit or other proceeding related to taxes, as well as in the retention of tax-related records and access thereto. Each party will promptly notify the other in writing upon receipt of a written communication from any taxing authority with respect to any tax audit and litigation involving any issue that relates to the tax of the other party or for which the other may be liable under the Tax Sharing and Indemnification Agreement. Disney will advise and consult with Citadel and ABC Radio with respect to any proposed tax adjustments relating to Disney or its subsidiaries that are the subject of an audit or investigation of a taxing authority or of litigation and that may affect a tax item of ABC Radio or any of its subsidiaries after the Spin-Off date.

Tax Contests

Subject to certain exceptions, Disney will have the full responsibility and control over the handling of any tax controversy, including an audit, a protest to the Appeals Division of the IRS, litigation, and any other federal, state, local or foreign hearing or administrative proceeding, involving (i) any tax return of or relating to Disney or any of its subsidiaries (including ABC Radio or any of its subsidiaries) for a tax period or portion thereof beginning on or before the completion of the Spin-Off, including a tax return for a straddle period, or (ii) Disney’s internal restructuring, the Spin-Off or the Merger. Upon request by ABC Radio, however, Disney will allow Citadel and ABC Radio to participate in the handling of any tax controversy with respect to any item that would give rise to the payment of tax with respect to which ABC Radio or any of its affiliates could be liable under the Tax Sharing and Indemnification Agreement. For Citadel or ABC Radio to be permitted to participate, it must first admit that it would be liable for the tax in question under the Tax Sharing and Indemnification Agreement in the event of an adverse determination. If either Citadel or ABC Radio has made such an admission, then Disney and Citadel will have joint control over the contest in question. In the event of a dispute between Disney and Citadel on how to handle the matter, the decision of Disney will govern.

ABC Radio will have full responsibility and control over any tax controversy relating to a tax return of ABC Radio or its subsidiaries for a period after the completion of the Spin-Off, other than a tax return for the straddle period. Disney may, however, at its sole expense, participate in the handling of any tax controversy that would give rise to a payment of tax for which Disney could be liable under the Tax Sharing and Indemnification Agreement.

New Credit Facilities

On June 12, 2007, in connection with the consummation of the Merger, Citadel, J.P. Morgan Securities Inc. and JPMorgan Bank, N.A., entered into senior credit facilities (the “Credit Facilities”) that, among other things, provide debt financing in connection with the payment of the Special Cash Distribution (defined in Item 2.01) to pre-Merger Citadel stockholders, the refinancing of Citadel Broadcasting Company’s senior credit facility, the refinancing of the ABC Radio debt and the completion of the Merger.

The following is a summary of the material terms and provisions of the Credit Facilities. This summary is qualified in its entirety by reference to the complete text of the Credit Facilities, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the complete agreement in its entirety.

The Credit Facilities provide for new senior secured bank facilities with a total principal amount of up to $2,335 million, consisting of:

•	tranche A term loans in the aggregate principal amount of $600 million;

•	tranche B term loans in the aggregate principal amount of $1,535 million, which we refer to, together with the tranche A term loans, as the term facilities; and

•	a revolving credit facility in an aggregate principal amount of $200 million.

The revolving credit facility provides for a $100 million letter of credit sublimit and a $20 million “swingline” sublimit (representing funds that may be borrowed with only limited advance notice).

The initial borrowings under the Credit Facilities were $600 million under the tranche A term loans and $1,535 million under the tranche B term loans. The initial borrowings under the Credit Facilities were used to:

•	refinance the ABC Radio debt, which was $1.35 billion;

•

refinance Citadel Broadcasting Company’s current bank facility, under which as of the Closing Date there was approximately $402 million outstanding, excluding approximately $2.2 million in letters of credit outstanding as of that date;

•	pursuant to the Merger Agreement, pay the aggregate Special Cash Distribution in an amount equal to approximately $277 million; and

•	pay the fees and expenses associated with the Spin-Off and the Merger.

Interest Rates

The initial interest rates per annum applicable to amounts outstanding under the term facilities and the revolving credit facility are, at Citadel’s option, either (a) the alternate base rate as defined in the Credit Facilities, or (b) the interbank eurodollar rate as defined in the Credit Facilities, plus (i) in the case of tranche A term loans and revolving loans (A) bearing interest based upon the alternative base rate, 0.50%, and (B) bearing interest based upon the interbank eurodollar rate, 1.50%, and (ii) in the case of tranche B term loans (A) bearing interest based upon the alternative base rate, 0.75%, and (B) bearing interest based upon the interbank eurodollar rate, 1.75%. The margins over the interest rates applicable to the tranche A term loans, tranche B term loans and revolving loans will be adjusted periodically based upon the leverage ratio of Citadel.

Maturity

The term facilities amortize as set forth below:

AMORTIZATION SCHEDULE OF THE TERM FACILITIES

(PERCENTAGE OF PRINCIPAL AMOUNT)

	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	YEAR 6	YEAR 7
$600 million Tranche A Term Loans	—	—	—	10%	15%	75%	—
$1,535 million Tranche B Term Loans	—	—	—	1%	1%	1%	97%

The revolving credit facility will mature, and the commitments under the facility will be terminated, six years after June 12, 2007. Under specific circumstances, Citadel will be required to prepay the outstanding amounts under the term facilities and revolving loan facility from asset sales (although under certain circumstances the net proceeds may be reinvested in assets useful in the business) and issuances of debt. Amounts under the term facilities and revolving loan facility may be prepaid at Citadel’s option without premium or penalty.

Guarantors

Citadel and each material direct or indirect United States subsidiary of Citadel (including ABC Radio and its material direct or indirect United States subsidiaries) has guaranteed Citadel’s obligations under the Credit Facilities. Citadel’s obligations under the Credit Facilities are secured by first priority liens on substantially all of its assets. The obligations of each subsidiary guarantor is secured by first priority liens on substantially all of each such subsidiary guarantor’s assets.

Covenants

Citadel agreed to covenant that, among other things, it will limit the incurrence of additional indebtedness, dividends, share repurchases, transactions with affiliates, asset sales, acquisitions, mergers, prepayment of other indebtedness, liens and encumbrances and other matters customarily restricted in loan agreements.

Events of Default

The Credit Facilities contain customary events of default, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, certain ERISA-related events, material judgments, failure of any guaranty or security agreement supporting Citadel’s obligations under the Credit Facilities to be in full force and effect and a change of control of Citadel.

ABC Radio News Production/Distribution Agreement

In connection with the transactions contemplated by the Merger Agreement, on the Closing Date, American Broadcasting Companies, Inc., a Delaware corporation and wholly-owned subsidiary of Disney (“ABC”), and Radio Networks, LLC, a subsidiary of Citadel after the Merger, entered into the ABC News Production/Distribution Agreement, which agreement will govern the terms by which ABC produces a radio version of its ABC News service and Radio Networks, LLC will distribute the ABC News service to its radio station affiliates. Under the terms of the agreement, ABC granted Radio Networks, LLC a license to distribute the ABC News service for a period of 10 years, which may be extended in accordance with the terms of the agreement. ABC also granted Radio Networks, LLC rights of first negotiation at the end of the 10-year term. Radio Networks, LLC also received the right to redistribute previously distributed programs. This summary is qualified in its entirety by reference to the complete text of the ABC News Production/Distribution Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference. We encourage you to read the complete agreement in its entirety.

Item 1.02 Termination of a Material Definitive Agreement.

Citadel Broadcasting Company’s Senior Credit Facility

On June 12, 2007, Citadel Broadcasting Company’s senior credit facility under the Credit Agreement, dated as of August 17, 2004, among Citadel Broadcasting Company, Citadel, certain lenders, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Syndication Agents, and SunTrust Bank and Harris Nesbitt Financing, Inc. (d/b/a Harris Nesbitt), as Documentation Agents was repaid in full. Approximately $402 million of secured loans was repaid in full with the proceeds of the Credit Facilities.

Certain Stockholder and Management Rights Arrangements

Pursuant to the Merger Agreement and effective immediately prior to the closing of the Merger, Citadel, Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. (collectively, the “Forstmann Little partnerships”) and certain current and former employees of Citadel terminated stockholder agreements entered into by and among the parties prior to Citadel’s initial public offering.

Also pursuant to the Merger Agreement and effective as of the Closing Date, Citadel and the Forstmann Little partnerships terminated the Management Rights Letter, dated as of June 26, 2001, which provided, among other things, certain rights of each of the Forstmann Little partnerships relating to the nomination of members of Citadel’s board of directors.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 12, 2007 (the “Closing Date”), Citadel Broadcasting Corporation (“Citadel”), Alphabet Acquisition Corp., a wholly-owned subsidiary of Citadel (“Merger Sub”), The Walt Disney Company (“Disney”) and ABC Radio Holdings, Inc., formerly known as ABC Chicago FM Radio, Inc., then a wholly owned subsidiary of Disney (“ABC Radio”) consummated the previously disclosed spin-off of ABC Radio, which holds Disney’s ABC Radio Network business and 22 ABC Radio stations (collectively, the “ABC Radio Business”), and the merger of Merger Sub with and into ABC Radio, with ABC Radio surviving as a wholly-owned subsidiary of Citadel. Immediately thereafter, the separate corporate existence of Merger Sub ceased.

On the Closing Date, pursuant to the Separation Agreement dated as of February 6, 2006 and amended on November 19, 2006 (the “Separation Agreement”), by and between Disney and ABC Radio, Disney consummated a series of preliminary restructuring transactions to effect the transfer to ABC Radio and its subsidiaries of all of the assets relating to the ABC Radio Business, and the transfer to Disney’s subsidiaries and affiliates of all of the assets not relating to the ABC Radio Business. In connection with those transactions, one of Disney’s affiliates retained cash from the proceeds of debt incurred by ABC Radio on June 5, 2007 in an amount of $1.35 billion (the “ABC Radio debt”). (In connection with the Merger (as defined below), Citadel refinanced the ABC Radio debt with the proceeds of the Credit Facilities described under Item 1.01.) Following these preliminary restructuring transactions, and immediately prior to the effective time of the Merger, Disney distributed all of the outstanding common stock of ABC Radio pro rata to Disney’s stockholders through a spin-off (the “Spin-Off”). In the Spin-Off, each Disney stockholder received approximately 0.0768 shares of ABC Radio common stock for each share of Disney common stock that they owned on June 6, 2007, the record date of the transaction.

Immediately following the Spin-Off, and pursuant to the Merger Agreement dated as of February 6, 2006 and amended on November 19, 2006 (the “Merger Agreement”), by and among Citadel, Merger Sub, Disney and ABC Radio, Merger Sub was merged with and into ABC Radio (the “Merger”), with ABC Radio continuing as the surviving corporation and a wholly-owned subsidiary of Citadel. The merger became effective as of 4:47 p.m. on Tuesday, June 12, 2007, at which time each share of ABC Radio common stock was converted into the right to receive one share of Citadel common stock. As a result, Citadel issued 151,707,199 shares of its common stock to Disney’s stockholders. Immediately following the Merger, pre-Merger Citadel stockholders owned approximately 42.5%, and Disney stockholders owned approximately 57.5%, of the outstanding common stock of Citadel.

In addition, immediately prior to the Merger and pursuant to the Merger Agreement, Citadel paid a special cash distribution (the “Special Cash Distribution”) in the amount of approximately $2.46 per share to its pre-Merger stockholders of record on June 8, 2007, the record date for the Special Cash Distribution.

Other than in respect of the Merger and the transactions related thereto, Citadel is not aware of any material relationships between Citadel and Disney and any of their respective affiliates, directors or officers, or associates of those directors or officers.

The foregoing description of the terms of the Merger is qualified in all respects by reference to the Merger Agreement, which is filed as Exhibit 2.1, and a copy of the amendment to the Merger Agreement which is filed as Exhibit 2.2 to this Current Report on Form 8-K. A copy of the certificate of merger pursuant to which the Merger was effected is included as Exhibit 2.5 to this Current Report on Form 8-K. The description of the terms of the Spin-Off is qualified in all respects by reference to the Separation Agreement, which is filed as Exhibit 2.3, and a copy of the amendment to the Separation Agreement which is filed as Exhibit 2.4 to this Current Report on Form 8-K.

Citadel’s Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on December 21, 2006 and subsequently amended by Amendment No. 1 to Form S-4 dated February 14, 2007,

Amendment No. 2 to Form S-4 dated April 5, 2007, Amendment No. 3 to Form S-4 dated April 26, 2007, Amendment No. 4 to Form S-4 dated May 7, 2007 and Amendment No. 5 to Form S-4 dated May 8, 2007 (the “Registration Statement”), sets forth certain additional information regarding the Merger.

On the Closing Date, Citadel and Disney issued a joint press release announcing the completion of the Merger. A copy of that press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Credit Facilities is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements required pursuant to Rule 3-05(b) of Regulation S-X will be filed by the Registrant within the time period permitted for the filing thereof.

(b)	Pro Forma Financial Information.

Pro forma financial information specified in Article 11 of Regulation S-X will be filed by the Registrant within the time period permitted for the filing thereof.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of February 6, 2006, by and among The Walt Disney Company, ABC Radio Holdings, Inc., f/k/a ABC Chicago FM Radio, Inc., Citadel Broadcasting Corporation and Alphabet Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2006).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated November 19, 2006, by and among The Walt Disney Company, ABC Radio Holdings, Inc., f/k/a ABC Chicago FM Radio, Inc., Citadel Broadcasting Corporation and Alphabet Acquisition Corp. (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2006).

2.3	Separation Agreement, dated as of February 6, 2006, by and between The Walt Disney Company and ABC Radio Holdings, Inc., f/k/a ABC Chicago FM Radio, Inc. (incorporated herein by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2006).

2.4	Amendment No. 1 to the Separation Agreement, dated November 19, 2006, by and between The Walt Disney

Company and ABC Radio Holdings, Inc., f/k/a ABC Chicago FM Radio, Inc., (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2006).

2.5	Certificate of Merger filed with the Secretary of State of the State of Delaware on June 12, 2007.

10.1	Tax Sharing and Indemnification Agreement, dated June 12, 2007, by and among Citadel Broadcasting Corporation, ABC Radio Holdings, Inc., f/k/a ABC Chicago FM Radio, Inc., and The Walt Disney Company.

10.2	Credit Agreement, dated June 12, 2007, among Citadel Broadcasting Corporation, certain lenders, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. and Deutsche Bank Trust Company Americas as Syndication Agents, and Credit Suisse, Cayman Islands Branch and Wachovia Bank, National Association as Documentation Agents.

10.3	ABC News Production/Distribution Agreement, dated June 12, 2007, by and between American Broadcasting Companies, Inc. and Radio Networks, LLC.

99.1	Joint press release dated June 12, 2007, issued by Citadel Broadcasting Corporation and The Walt Disney Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

	By:	/s/ Patricia Stratford
	Name:	Patricia Stratford
Date: June 18, 2007	Title:	Senior Vice President — Finance and Administration